UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GI DYNAMICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GI DYNAMICS, INC.

320 Congress Street, Floor 3

Boston, MA 02110

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 17, 2019 (AEDT)

DECEMBER 16, 2019 (EST)

December 6, 2019

These Definitive Additional Materials amend and supplement the Definitive Proxy Statement, dated December 2, 2019 (the “Definitive Proxy Statement”), initially mailed to stockholders on or about December 2, 2019, by GI Dynamics, Inc., a Delaware corporation (“GI Dynamics” or the “Company), for a Special Meeting of Stockholders (the “Special Meeting”) of the Company to be held on December 16, 2019, at 5:00 p.m., United States Eastern Standard Time (“EST”), which is December 17, 2019, at 9:00 a.m., Australian Eastern Daylight Time (“AEDT”), at the corporate offices of GI Dynamics, 320 Congress Street, Floor 3, Boston, MA 02210. The Definitive Proxy Statement describes the business which the Company will conduct at the Special Meeting and provides information about the Company that stockholders should consider when they vote their shares of common stock.

If any stockholders have not already submitted a proxy for use at the Special Meeting, they are urged to do so promptly. No action in connection with this supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

The information contained herein speaks only as of December 6, 2019 unless the information specifically indicates that another date applies.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

As previously disclosed in Proposals 6 and 7, the Company provided written notice to Crystal Amber Fund Limited (“Crystal Amber”) requesting the full draw amount of $4,596,893 (the “Advance”) under the August 2019 Note to be funded on December 6, 2019.

Subsequent to such notice, on December 5, 2019, after further discussion with Crystal Amber, in accordance with Section 1(d) of the August 2019 Note, the Company agreed to allow Crystal Amber to elect to structure the timing and amount of each funding tranche for the Advance at its sole discretion, provided that the full amount of the Advance of $4,596,893 be received on or before January 15, 2020. Subject to stockholder approval of Proposals 6 and 7, Crystal Amber will be issued a warrant to purchase up to 229,844,650 CDIs (or the corresponding number of shares of common stock) at an exercise price per CDI equal to US$0.02, subject to adjustment (the “August 2019 Warrant”). The number of CDIs available for purchase under the August 2019 Warrant will be proportional to the principal balance outstanding under the August 2019 Note. As set forth above, the Company will receive the full amount of the Advance no later than January 15, 2020.

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